Exhibit 10.5

2007 PTS HOLDINGS CORP.

STOCK INCENTIVE PLAN

FORM OF

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made effective as of (the “Date of Grant”), by and between PTS Holdings Corp. (together with its successors and assigns, the “Company”) and John R. Chiminski (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its stockholders to grant the Restricted Stock Units (as defined below) provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

Definitions. Any capitalized terms not otherwise defined herein shall have the same meaning as such terms are defined in the Plan.

(a) “409A Change of Control” means a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation, in each case, within the meaning of Section 409A of the Code.

(b) “Catalent” means Catalent Pharma Solutions, Inc. together with its successors and assigns.

(c) “Catalent Board” means the board of directors of Catalent.

(d) “Cause” means (i) the Participant’s willful and material failure to use his reasonable best efforts to perform his duties, which failure, if curable, is not cured within fifteen (15) days following written notice from the Board or the Catalent Board specifying the failure and requesting cure, (ii) the Participant’s conviction of or confessing to or becoming subject to proceedings that provide a substantial and reasonable basis to believe that the Participant has engaged in a (x) felony, (y) crime involving dishonesty, or (z) crime involving moral turpitude and which is materially injurious to Catalent and its Subsidiaries, (iii) the Participant engages in willful and material malfeasance or willful and material misconduct, that, in either case, is materially injurious to Catalent and its Subsidiaries, or (iv) willful breach by the Participant of the material terms of the Employment Agreement, including, without limitation, the non-competition, non-solicitation or confidentiality provisions thereof, which breach, if curable is not cured within fifteen (15) days following written notice from the Board or the Catalent Board specifying the failure and requesting cure. For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by the Participant not in good faith. No termination shall be treated as for Cause without a Board hearing and a majority Board vote (excluding, however, the Participant, to the extent he is a member of the Board) prior to the termination if the Company is then a parent of Catalent and otherwise, a Catalent Board hearing and a majority Catalent Board vote (excluding, however, the Participant, to the extent he is a member of the Catalent Board) prior to termination.

(e) “Change of Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of BHP PTS Holdings L.L.C., the Company, PTS Intermediate Holdings LLC or Catalent to any Person or Group (other than Blackstone or its affiliates) or (ii) any Person or Group (other than Blackstone or its affiliates), is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting equity of BHP PTS Holdings L.L.C., the Company, PTS Intermediate Holdings LLC or Catalent, including by way of merger, consolidation or otherwise and Blackstone ceases to control the Board, or, if applicable, the Catalent Board or the board of directors of PTS Intermediate Holdings LLC or BHP PTS Holdings L.L.C., as applicable.

(f) “Employment Agreement” means the employment agreement entered into by the Company, Catalent and the Participant, dated February 23, 2009, as it may be amended or supplemented from time to time.

(g) “Exit Options” shall have the same meaning as such term is defined in the Option Agreement.

(h) “Good Reason” means the occurrence of any of the following events without the Participant’s consent (i) any material diminution in the Participant’s duties, authorities, or responsibilities, or the assignment to him of duties that are materially inconsistent with, or that significantly impair his ability to perform, his duties as Chief Executive Officer of the Company or Catalent, (ii) any material adverse change in the Participant’s positions or reporting structures, including ceasing to be the Chief Executive Officer of the Company or Catalent or ceasing to be a member of the Board or the Catalent Board, (iii) any reduction in the Participant’s Base Salary (as defined in the Employment Agreement) or target annual bonus opportunity (other than a general reduction in base salary or target annual bonus opportunity that affects all members of senior management proportionately), (iv) any material failure of Catalent to pay compensation or benefits when due under the Employment Agreement, (v) any relocation of Catalent’s principal office or of the Participant’s principal place of employment to a location more than 50 miles from its location in Somerset, New Jersey, as of the Commencement Date (as defined in the Employment Agreement) or (vi) any failure by the Company or Catalent, as applicable, to obtain the assumption in writing of its obligation to perform the Employment Agreement by any successor to all or substantially all of the assets of the Company or Catalent, as applicable. No termination of the Participant’s Employment based on a specified Good Reason event shall be effective as a termination for Good Reason unless (x) the Participant gives notice to the Company and Catalent of such event within ninety (90) days after he learns that such event has occurred (or, in the case of any event described in clauses (v) or (vi), within thirty (30) days after he learns that such event has occurred), (y) such Good Reason event is not fully cured within thirty (30) days after such notice (such period, the “Cure Period”), and (z) the Participant’s Employment terminates within sixty (60) days following the end of the Cure Period.

(i) “Good Termination” means any termination of the Participant’s Employment (i) by the Participant for Good Reason, (ii) by the Company or Catalent without Cause, (iii) due to the Company’s or Catalent’s election not to extend the Employment Term (as defined in the Employment Agreement) in which event the Participant’s employment shall be deemed terminated on the date set forth in Section 7(d)(ii) of the Employment Agreement, or (iv) due to the Participant’s death or Disability (provided that for purposes of determining a Disability, the procedure set forth in the Employment Agreement shall apply).

(j) “Option Agreement” means the Nonqualified Stock Option Agreement to be entered into between the Company and Participant on             , as it may be amended or supplemented from time to time.

(k) “Plan” means the 2007 PTS Holdings Corp. Stock Incentive Plan, as it may be amended or supplemented from time to time.

(l) “Restricted Stock Unit” means a notional unit representing the unfunded, unsecured right to receive one Share on the Settlement Date.

(m) “Settlement Date” means the earlier to occur of (i) the seventh (7th) anniversary of the Commencement Date, or (ii) the date of a Change of Control which also satisfies the definition of a 409A Change of Control.

(n) “Securityholders Agreement” means the Securityholders Agreement dated as of May 7, 2007 among the Company and the other parties thereto, as it may be amended or supplemented from time to time.

(o) “Subscription Agreement” means the Management Equity Subscription Agreement dated as of March 17, 2009 between the Company and the Participant, as it may be amended or supplemented from time to time.

Grant and Vesting of Restricted Stock Units.

(p) Grant. Subject to the terms and conditions of the Plan and the additional terms set forth in this Agreement, the Company hereby grants to the Participant Restricted Stock Units, subject to adjustment as set forth in the Plan.

(q) Vesting. Subject to the Participant’s continued Employment with the Company or Catalent through the applicable vesting date, the Restricted Stock Units shall vest with respect to twenty percent (20%) of the Shares subject to such Restricted Stock Units on each of the first five anniversaries of the Date of Grant.

(r) Notwithstanding the foregoing, to the extent that all or a fraction of the Exit Options vest pursuant to the terms of the Option Agreement, the same fraction of each tranche of the unvested Restricted Stock Units which remain outstanding shall also vest.

(s) Notwithstanding the foregoing, in the event of (x) any Change of Control that occurs during the Employment Term or (y) any Good Termination that occurs within the six (6) month period prior to a Change of Control, the Restricted Stock Units shall become fully vested as of the Change of Control.

46. Termination of Employment. In the event of any termination of the Participant’s Employment for any reason, all then unvested Restricted Stock Units shall be forfeited by the Participant without consideration as of the date of such termination, and the Participant shall have no further rights with respect thereto (except as otherwise provided in Section 2(d) above). Notwithstanding anything to the contrary in this Agreement or the Plan, in the event of a Good Termination, the Participant shall be deemed vested as of the date of termination in any portion of the Restricted Stock Units that would otherwise have vested if the Participant had remained employed by the Company or Catalent through the first anniversary of the termination date.

47. Settlement of the Restricted Stock Units. On the Settlement Date, the Company shall distribute to the Participant a number of Shares equal to the number of Restricted Stock Units that become vested in accordance with Section 2 or 3 hereof.

48. No Dividend Equivalents. Unless and until the Participant is the record holder of the Shares subject to the Restricted Stock Units, he is not entitled to the payment of any dividends (or dividend equivalents) with respect to the Restricted Stock Units or the Shares subject thereto.

49. Limitation on Obligations. The Company’s obligation with respect to the Restricted Stock Units granted hereunder is limited solely to the delivery to the Participant of Shares on the date when such Shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation, unless as otherwise provided for herein. The Restricted Stock Units granted hereunder shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement.

50. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

51. Legend on Certificates. The certificates representing the Shares issued following the settlement of the vested Restricted Stock Units shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading and, any applicable federal or state or any other applicable laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

52. Transferability. A Restricted Stock Unit may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary or transfer via will shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of a Restricted Stock Unit to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions thereof. For the avoidance of doubt, upon the Participant’s death, any Restricted Stock Units vesting in accordance with this Agreement shall be delivered on the Settlement Date to the Participant’s designated beneficiary or beneficiaries or, if no such beneficiary is so designated, to his estate.

53. Withholding. Upon vesting of the Restricted Stock Units in accordance with Section 2 or 3 above, the Company will be required to withhold the FICA and medicare withholding taxes due with respect to such vesting. In addition, it shall be a condition of the obligation of the Company upon delivery of Shares to the Participant pursuant to Section 4 above that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any Federal, state or local income or other taxes required by law to be withheld with respect to such Shares. The Company shall be authorized to take such action as may be necessary, in the opinion of the Company’s counsel, to satisfy the obligations for payment of the minimum amount of any such taxes. The Participant is hereby advised to seek his own tax counsel regarding the taxation of the grant of Restricted Stock Units made hereunder.

54. Adjustments Upon Certain Events. The Committee shall make certain substitutions or adjustments to any Restricted Stock Units subject to this Agreement pursuant to Section 9(a) of the Plan.

55. Securities Laws. Upon the acquisition of any Shares following settlement of a Restricted Stock Unit, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

56. Rights as Stockholder. The Participant shall not have any rights of a stockholder of the Company as a result of the grant of Restricted Stock Units hereunder unless and until the Participant receives Shares pursuant to Section 4 above.

57. Notice. Any notice under this Agreement shall be addressed to the Company in care of its Chief Financial Officer and a copy to the General Counsel, each copy addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

58. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

59. Restricted Stock Units Subject to Plan, Securityholders Agreement and Subscription Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan, the Securityholders Agreement and the Subscription Agreement. A Restricted Stock Unit and the Shares received upon settlement of a Restricted Stock Unit are subject to the Plan, the Securityholders Agreement and the Subscription Agreement. For the avoidance of doubt, the Participant further agrees and acknowledges that (x) this Agreement, in addition to any other restricted stock unit agreements previously entered into, shall be considered an “RSU Agreement” under the Subscription Agreement and (y) the Restricted Stock Units, in addition to any other restricted stock units previously awarded, shall be considered the “RSUs” under the Subscription Agreement. The terms and provisions of the Plan, the Securityholders Agreement and the Subscription Agreement, as each may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan (other than the definition of “Change of Control” and the method of determining “Disability”), the Securityholders Agreement or the Subscription Agreement, the applicable terms and provisions of the Plan, the Securityholders Agreement or the Subscription Agreement will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Securityholders Agreement or the Subscription Agreement, the applicable terms and provisions of the Securityholders Agreement or the Subscription Agreement, as applicable, will govern and prevail.

60. Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall adversely affect the rights of the Participant hereunder without the written consent of the Participant.

61. Compliance with Section 409A. This Agreement is intended to comply with Section 409A of the Code and will be interpreted accordingly. References under this Agreement to the Participant’s termination of employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, (i) if at the time of the Participant’s termination of employment with the Company the Participant is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months following the Participant’s termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code) and (ii) if any other payments of money or other benefits due to the Participant hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board, that does not cause such an accelerated or additional tax. The Company shall consult with the Participant in good faith regarding the implementation of the provisions of this Section 18; provided that neither the Company nor any of its employees or representatives shall have any liability to the Participant with respect to thereto.

62. Dispute Resolution. Any controversy, dispute or claim relating to this Agreement shall be settled in accordance with Section 12(c) of the Employment Agreement.

63. No Mitigation/No Offset. The Company’s obligation hereunder shall only be subject to setoff, counterclaim or recoupment as expressly set provided in the Subscription Agreement.

64. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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[Signatures to appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PTS HOLDINGS CORP.

By:
Name:
Title:

PARTICIPANT